Exclusive Option Agreement

This Exclusive Option Agreement (this "Agreement") is executed by and among the following Parties as of October 24, 2013 in Zhengzhou, the People’s Republic of China (“China” or the “PRC”):

Party A:      Zhengzhou Zhonglian Hengfu Business Consulting Co., Ltd., a wholly foreign owned enterprise duly registered under the laws of PRC with its address at Building 5G, Hesheng Plaza, No. 26 Yousheng South Road, Jinshui District, Zhengzhou, Henan;

Party B:         _______________, a Chinese citizen with Chinese Identification No.: __________________; and

Party C:       Henan Law Anhou Insurance Agency Co., Ltd., a limited liability company organized and existing under the laws of the PRC, with its address at Building 4F, Hesheng Plaza, No. 26 Yousheng South Road, Jinshui District, Zhengzhou, Henan.

In this Agreement, each of Party A, Party B and Party C shall be referred to as a "Party" respectively, and they shall be collectively referred to as the "Parties".

Whereas:

1.	The registered capital of Party C has increased from RMB10 million to RMB50 million, Party B currently holds 6% of the equity interest in Party C;
2.	Party A and Party C executed an Exclusive Business Cooperation Agreement on Jan 17th, 2011; and
3.	Simultaneously with the execution of this Agreement, Party A also signs certain exclusive option agreements, on terms substantially the same with this Agreement, with Party C’s other shareholders Hu Changrong, Chen Zhaohui, Yue Jing, Hou Weizhe, Zhang Yong and Wang Yanyan, granting Party A exclusive purchase options regarding their equity interests in Party C pursuant to such exclusive option agreements.

Now therefore, upon mutual discussion and negotiation, the Parties have reached the following agreement:

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1.	Sale and Purchase of Equity Interest

1.1	Option Granted

In consideration of the payment of RMB10.00 by Party A, the receipt and adequacy of which is hereby acknowledged by Party B, Party B hereby irrevocably grants Party A an irrevocable and exclusive right to purchase, or designate one or more persons (each, a "Designee") to purchase the equity interests in Party C then held by Party B once or at multiple times at any time in part or in whole in Party A's sole and absolute discretion to the extent permitted by PRC laws and at the price described in Section 1.3 herein (such right being the "Equity Interest Purchase Option"). Except for Party A and the Designee(s), no other person shall be entitled to the Equity Interest Purchase Option or other rights with respect to the equity interests of Party C held by Party B. Party C hereby agrees to the grant by Party B of the Equity Interest Purchase Option to Party A. The term "person" as used herein shall refer to individuals, corporations, partnerships, partners, enterprises, trusts or non-corporate organizations.

1.2	Steps for Exercise of Equity Interest Purchase Option

Subject to the provisions of the laws and regulations of PRC, Party A may exercise the Equity Interest Purchase Option by issuing a written notice to Party B (the "Equity Interest Purchase Option Notice"), specifying:(a) Party A's decision to exercise the Equity Interest Purchase Option; (b) the portion of equity interests to be purchased from Party B (the "Optioned Interests"); and (c) the date for purchasing the Optioned Interests and/or the date for transfer of the Optioned Interests.

1.3	Equity Interest Purchase Price

Unless an appraisal is required by the laws of PRC applicable to the Equity Interest Purchase Option when exercised by Party A, the purchase price of the Optioned Interests (the "Equity Interest Purchase Price") shall be RMB1.00 or lowest price allowed by relevant laws and regulations. If appraisal is required by the laws of PRC when Party A exercises the Equity Interest Purchase Option, the Parties shall negotiate in good faith and based on the appraisal result make necessary adjustment to the Equity Interest Purchase Price so that it complies with any and all then applicable laws of PRC.

1.4	Transfer of Optioned Interests

For each exercise of the Equity Interest Purchase Option:

1.4.1	Party B shall cause Party C to promptly convene a shareholders’ meeting, at which a resolution shall be adopted approving Party B's transfer of the Optioned Interests to Party A and/or the Designee(s).

1.4.2	Party B shall obtain written statements from the other shareholders of Party C giving consent to the transfer of the equity interest to Party A and/or the Designee(s) and waiving any right of first refusal related thereto.

1.4.3	Party B shall execute a share transfer contract with respect to each transfer with Party A and/or each Designee (whichever is applicable), in accordance with the provisions of this Agreement and the Equity Interest Purchase Option Notice regarding the Optioned Interests.

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1.4.4	The relevant Parties shall execute all other necessary contracts, agreements or documents, obtain all necessary government licenses and permits and take all necessary actions to transfer valid ownership of the Optioned Interests to Party A and/or the Designee(s), unencumbered by any security interests, and cause Party A and/or the Designee(s) to become the registered owner(s) of the Optioned Interests. For the purpose of this Section and this Agreement, "security interests" shall include securities, mortgages, third party's rights or interests, any stock options, acquisition right, right of first refusal, right to offset, ownership retention or other security arrangements, but shall be deemed to exclude any security interest created by this Agreement and Party B's Share Pledge Agreement. "Party B's Share Pledge Agreement" as used in this Section and this Agreement shall refer to the Share Pledge Agreement ("Share Pledge Agreement") executed by and among Party A, Party B and Party C as of the date hereof, whereby Party B pledges all of its equity interests in Party C to Party A, in order to guarantee Party C's performance of its obligations under the Exclusive Business Cooperation Agreement executed by and between Party A and Party C.

2.	Covenants

2.1	Covenants regarding Party C

Party B (as the shareholders of Party C) and Party C hereby covenant as follows:

2.1.1	Without the prior written consent of Party A, they shall not in any manner supplement, change or amend the articles of association and bylaws of Party C or its subsidiaries, increase or decrease its registered capital, or change its structure of registered capital in other manners;

2.1.2	They shall maintain Party C's and its subsidiaries’ corporate existence in accordance with good financial and business standards and practices by prudently and effectively operating its business and handling its affairs;

2.1.3	Without the prior written consent of Party A, they shall not at any time following the date hereof, sell, transfer, mortgage or dispose of in any manner any assets of Party C or its subsidiaries or legal or beneficial interest in the business or revenues of Party C or its subsidiaries, or allow the encumbrance thereon of any security interest;

2.1.4	Without the prior written consent of Party A, they shall not incur, inherit, guarantee or suffer the existence of any debt, except for (i) debts incurred in the ordinary course of business other than through loans; and (ii) debts disclosed to Party A for which Party A's written consent has been obtained;

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2.1.5	They shall always operate all of Party C's or its subsidiaries’ businesses during the ordinary course of business to maintain the asset value of Party C or its subsidiaries and refrain from any action/omission that may affect Party C's or its subsidiaries’ operating status and asset value;

2.1.6	Without the prior written consent of Party A, they shall not cause Party C or its subsidiaries to execute any major contract, except the contracts in the ordinary course of business (for purpose of this subsection, a contract with a value exceeding RMB100,000 shall be deemed a major contract);

2.1.7	Without the prior written consent of Party A, they shall not cause Party C or its subsidiaries to provide any person with any loan or credit;

2.1.8	They shall provide Party A with information on Party C's or its subsidiaries’ business operations and financial condition at Party A's request;

2.1.9	Without the prior written consent of Party A, they shall not cause or permit Party C or its subsidiaries to merge, consolidate with, acquire or invest in any person;

2.1.10	They shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to Party C's or its subsidiaries’ assets, business or revenue;

2.1.11	To maintain the ownership by Party C or its subsidiaries of all of its assets, they shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

2.1.12	Without the prior written consent of Party A, Party C shall ensure that Party C or its subsidiaries shall not in any manner distribute dividends to its shareholders, provided that upon Party A's written request, Party C shall immediately distribute all distributable profits to its shareholders; and

2.1.13	At the request of Party A, they shall appoint any person designated by Party A as director of Party C or its subsidiaries.

2.2	Covenants of Party B

Party B hereby covenants as follows:

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2.2.1	Without the prior written consent of Party A, Party B shall not sell, transfer, mortgage or dispose of in any other manner any legal or beneficial interest in the equity interests in Party C or its subsidiaries held by Party B, or allow the encumbrance thereon of any security interest, except for the pledge placed on these equity interests in accordance with Party B's Share Pledge Agreement;

2.2.2	Party B shall cause the shareholders' meeting and/or the director of Party C or its subsidiaries not to approve the sale, transfer, mortgage or disposition in any other manner of any legal or beneficial interest in the equity interests in Party C or its subsidiaries held by Party B, or allow the encumbrance thereon of any security interest, without the prior written consent of Party A, except for the pledge placed on these equity interests in accordance with Party B's Share Pledge Agreement;

2.2.3	Party B shall cause the shareholders' meeting or the director of Party C or its subsidiaries not to approve the merger or consolidation with any person, or the acquisition of or investment in any person, without the prior written consent of Party A;

2.2.4	Party B shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the equity interests in Party C held by Party B;

2.2.5	Party B shall cause the shareholders' meeting or the director of Party C to vote their approval of the transfer of the Optioned Interests as set forth in this Agreement and to take any and all other actions that may be requested by Party A;

2.2.6	To the extent necessary to maintain Party B's ownership in Party C, Party B shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

2.2.7	Party B shall appoint any designee of Party A as the director of Party C or its subsidiaries, at the request of Party A;

2.2.8	At the request of Party A at any time, Party B shall promptly and unconditionally transfer its equity interests in Party C to Party A's Designee(s) in accordance with the Equity Interest Purchase Option under this Agreement;

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2.2.9	Party B irrevocably agrees to the granting by Party C’s other shareholders Hu Changrong, Chen Zhaohui, Yue Jing, Hou Weizhe, Zhang Yong and Wang Yanyan of an exclusive purchase option to Party A, and irrevocably waives its preemptive right to such equity to be transferred by Hu Changrong, Chen Zhaohui, Yue Jing, Hou Weizhe, Zhang Yong and Wang Yanyan to Party A when Party A exercises its purchase option pursuant to such exclusive option agreements; and

2.2.10	Party B shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by and among Party B, Party C (or its subsidiaries) and Party A, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. To the extent that Party B has any remaining rights with respect to the equity interests subject to this Agreement hereunder or under Party B’s Share Pledge Agreement among the same parties hereto or under the Power of Attorney granted in favor of Party A, Party B shall not exercise such rights except in accordance with the written instructions of Party A.

3.	Representations and Warranties

Party B and Party C hereby represent and warrant to Party A, jointly and severally, as of the date of this Agreement and each date of transfer of the Optioned Interests, that:

3.1	They have the authority to execute and deliver this Agreement and any share transfer contracts to which they are parties concerning the Optioned Interests to be transferred thereunder (each, a "Transfer Contracts"), and to perform their obligations under this Agreement and any Transfer Contracts. Party B and Party C agree to enter into Transfer Contracts consistent with the terms of this Agreement upon Party A’s exercise of the Equity Interest Purchase Option. This Agreement and the Transfer Contracts to which they are parties constitute or will constitute their legal, valid and binding obligations and shall be enforceable against them in accordance with the provisions thereof;

3.2	The execution and delivery of this Agreement or any Transfer Contracts and the obligations under this Agreement or any Transfer Contracts shall not: (i) cause any violation of any applicable laws of PRC; (ii) be inconsistent with the articles of association, bylaws or other organizational documents of Party C; (iii) cause the violation of any contracts or instruments to which they are a party or which are binding on them, or constitute any breach under any contracts or instruments to which they are a party or which are binding on them; (iv) cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to either of them; or (v) cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them;

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3.3	Party B has a good and merchantable title to the equity interests in Party C he holds. Except for Party B's Share Pledge Agreement, Party B has not placed any security interest on such equity interests;

3.4	Party C has a good and merchantable title to all of its assets, and has not placed any security interest on the aforementioned assets;

3.5	Party C does not have any outstanding debts, except for (i) debt incurred in the ordinary course of business; and (ii) debts disclosed to Party A.

3.6	Party C has complied with all laws and regulations of PRC applicable to asset acquisitions; and

3.7	There are no pending or threatened litigation, arbitration or administrative proceedings relating to the equity interests in Party C, assets of Party C.

4.	Effective Date

This Agreement shall become effective upon the date hereof, and remain effective for a term of 10 years, and may be renewed at Party A's election.

5.	Governing Law and Resolution of Disputes

5.1	Governing law

The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the formally published and publicly available laws of PRC. Matters not covered by formally published and publicly available laws of PRC shall be governed by international legal principles and practices.

5.2	Methods of Resolution of Disputes

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party's request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its Arbitration Rules. The arbitration shall be conducted in Beijing, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

6.	Taxes and Fees

Each Party shall pay any and all transfer and registration tax, expenses and fees incurred thereby or levied thereon in accordance with the laws of PRC in connection with the preparation and execution of this Agreement and the Transfer Contracts, as well as the consummation of the transactions contemplated under this Agreement and the Transfer Contracts.

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7.	Notices

7.1	All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

7.1.1	Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of receipt or refusal at the address specified for notices.

7.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

7.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A:	Zhengzhou Zhonglian Hengfu Business Consulting Co., Ltd.
Address:	Building 5G, Hesheng Plaza, No. 26 Yousheng South Road, Jinshui District, Zhengzhou, Henan
Attn:	MAO, YI-HSIAO
Facsimile:	[ ]

Party B:	____________________
Address:	______________________
Facsimile:	[ ]

Party C:	Henan Law Anhou Insurance Agency Co., Ltd.
Address:	Building 4F, Hesheng Plaza, No. 26 Yousheng South Road, Jinshui District, Zhengzhou, Henan
Attn:	Hu Changrong
Facsimile:	+86371-63976529

7.3	Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

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8.	Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

9.	Further Warranties

The Parties agree to promptly execute documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

10.	Miscellaneous

10.1	Amendment, change and supplement

Any amendment, change and supplement to this Agreement shall require the execution of a written agreement by all of the Parties.

10.2	Entire agreement

Except for the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter hereof, and shall supercede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement.

10.3	Headings

The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

10.4	Counterparts

This Agreement is executed in three copies, each Party having one copy with equal legal validity.

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10.5	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

10.6	Successors

This Agreement shall be binding on and shall inure to the interest of the respective successors of the Parties and the permitted assigns of such Parties.

10.8	Survival

10.8.1	Unless renewed in accordance with the relevant terms of this Agreement, this Agreement shall be terminated upon the date of expiration hereof.
10.8.2	The provisions of Articles 5, 7 and 8 shall survive the termination of this Agreement.

10.9	Waivers

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall require the signatures of such Party. No waiver by any Party under certain circumstances with respect to a breach by other Parties shall operate as a waiver by such a Party with respect to any similar breach under other circumstances.

10.10	Indemnification

10.10.1	Each Party agrees and acknowledges that any material breach or material non-performance of any section by either Party (the “Breaching Party”) under this Agreement shall constitute a breach of contract under this Agreement (the “Breach”), and the non-breaching Party shall be entitled to request the Breaching Party to cure such Breach or adopt remedial steps within reasonable period. In the event the Breaching Party fails to cure or to adopt remedial steps within the reasonable period or within ten (10) days after written notice of Breach to the Breaching Party by the non-breaching Party, then such non-breaching Party shall be entitled to exercise any of the following remedial methods: (i) to terminate this Agreement and request all liquidated damages; or (ii) to enforce the Breaching Party to perform his obligations under this Agreement and request all liquidated damages as well; or (iii) to convert, auction or sell the pledged equity interests in accordance with the share pledge agreement, and to be compensated on a preferential basis with the conversion, auction or sales price of the pledged equity interests, in addition to request the Breaching Party to bear liquidated damages in connection with the Breach.

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10.10.2	Any right and remedy under this Agreement is cumulative and shall not restrict other rights and remedies under the law.

10.10.3	Notwithstanding other provisions under this Agreement, this Section 10.10 shall survive the suspension or termination of this Agreement.

[SIGNATURE PAGEFOLLOW]

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first above written.

Party A: Zhengzhou Zhonglian Hengfu Business Consulting Co., Ltd.

(郑州中联恒福商务咨询有限公司)

By:
Name: MAO, YI-HSIAO
Title: Legal Representative

By:

Party C: Henan Law Anhou Insurance Agency Co., Ltd.

(河南定律安侯保险代理有限公司)

By:________________

Name: Hu Changrong (胡昌荣)

Title: Legal Representative

[Signature Page to Exclusive Option Agreement]